                                                                     EXHIBIT 4.7

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

     THE OBLIGATIONS OF PAYMENT AND PERFORMANCE EVIDENCED HEREBY AND BY THE OTHER PURCHASE DOCUMENTS AND THE RIGHTS OF THE PURCHASER AND SERVICER HEREUNDER AND THEREUNDER (INCLUDING RIGHTS OF PAYMENT AND ENFORCEMENT) ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN AMENDED AND RESTATED SUBORDINATION AGREEMENT DATED AS OF SEPTEMBER 16, 2005 (THE "AMENDED AND RESTATED SUBORDINATION AGREEMENT"), AMONG THE LOAN PARTIES, BANK OF AMERICA, AS THE SENIOR LENDER, THE SERVICER AND THE PURCHASER, TO THE INDEBTEDNESS AND OTHER LIABILITIES OWED BY, AND ALL OTHER OBLIGATIONS OF, THE LOAN PARTIES UNDER AND PURSUANT TO THE AMENDED AND RESTATED SENIOR CREDIT AGREEMENT AND EACH RELATED "LOAN DOCUMENT" (AS DEFINED THEREIN). THE SERVICER AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

                              AMENDED AND RESTATED
                     11.50% SENIOR SECURED SUBORDINATED NOTE

$8,050,000.00                                     Issue Date: September 16, 2005
                                                              New York, New York

     FOR VALUE RECEIVED, the undersigned, DOVER SADDLERY, INC., a Delaware corporation ("PARENT") and DOVER SADDLERY, INC., a Massachusetts corporation ("OPERATING COMPANY #1"), SMITH BROTHERS, INC., a Texas corporation (OPERATING COMPANY #2 and, together with the Parent, the "LOAN PARTIES"), HEREBY JOINTLY AND SEVERALLY UNCONDITIONALLY PROMISE TO PAY to PATRIOT CAPITAL FUNDING, LLC I, or its registered assigns (the "PURCHASER"), the principal sum of EIGHT MILLION FIFTY THOUSAND DOLLARS ($8,050,000.00), together with interest on the unpaid principal amount hereof from time to time outstanding at the rates and computed and payable at the times (and in the manner) as set forth in the Amended and Restated Note Purchase Agreement (as hereinafter defined). This Note amends, restates and replaces that certain 17.25% Senior Secured Subordinated Note of the Loan Parties issued to Wilton Funding, LLC on December 11, 2003.

     Both principal and interest are payable in the lawful money of the United States of America to Patriot Capital Funding, Inc., as Servicer, at 274 Riverside Avenue, Westport,

Connecticut 06880. All references herein (or in any of the other Transaction Documents) to the principal amount of this Note shall, unless the context clearly requires otherwise, mean the principal amount as so adjusted from time to time.

     This Note is one of the Notes referred to in the Amended and Restated Senior Secured Subordinated Note and Warrant Purchase Agreement dated as of the issue date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time and including all exhibits, attachments and appendices thereto, the "NOTE AND WARRANT PURCHASE AGREEMENT") by and among the Loan Parties, the Servicer (as defined therein) and the Purchasers (as defined therein) from time to time a party thereto. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note and Warrant Purchase Agreement.

     The Note and Warrant Purchase Agreement, among other things, (i) provides for the purchase of the Notes by the Purchaser in an aggregate amount not to exceed at any time outstanding the principal amount set forth above, the indebtedness of the Loan Parties resulting from such purchase being evidenced by this Note and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     The Loan Parties promise, jointly and severally, to timely pay to the Purchaser all costs and expenses (including any attorneys fees) required to be paid under the Note and Warrant Purchase Agreement, any premium required to be paid under the Note and Warrant Purchase Agreement and any other obligations owed to the Purchaser.

     The holder of this Note is entitled to all the benefits and rights of a Purchaser (as defined in the Note and Warrant Purchase Agreement) under the Note and Warrant Purchase Agreement to which reference is hereby made for a statement of such benefits and rights, including without limitation, provisions with respect to redemption, the right to receive any applicable premium, and the terms and conditions under which the entire unpaid balance of this Note, all interest hereon and any applicable premium, shall become immediately due and payable. The terms and conditions of this Note are subject to the terms and conditions of the Note and Warrant Purchase Agreement including any restrictions on transfer thereunder.

     This Note is secured as provided in the Security Documents.

     The Loan Parties hereby waive presentment, demand, notice, notice of dishonor, protest and other demands and notices in connection with the delivery, acceptance or enforcement of this Note.

     No delay or omission on the part of the holder of this Note in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note, and a waiver, delay or omission on any occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     This Note shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to any conflicts of law provisions contained therein).

                                        THE LOAN PARTIES

                                        DOVER SADDLERY, INC.,
                                           a Delaware corporation ("Parent")


                                        By: /s/ Stephen L. Day
                                            ------------------------------------
                                        Name: Stephen L. Day
                                        Title: President


                                        DOVER SADDLERY, INC.,
                                           a Massachusetts corporation
                                           ("Operating Company #1")


                                        By: /s/ Stephen L. Day
                                            ------------------------------------
                                        Name: Stephen L. Day
                                        Title: President


                                        SMITH BROTHERS, INC.,
                                           a Texas corporation
                                           ("Operating Company #2")


                                        By: /s/ Stephen L. Day
                                            ------------------------------------
                                        Name: Stephen L. Day
                                        Title: President

THE OBLIGATIONS OF PAYMENT AND PERFORMANCE EVIDENCED HEREBY AND BY THE OTHER PURCHASE DOCUMENTS AND THE RIGHTS OF THE PURCHASER AND SERVICER HEREUNDER AND THEREUNDER (INCLUDING RIGHTS OF PAYMENT AND ENFORCEMENT) ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN AMENDED AND RESTATED SUBORDINATION AGREEMENT DATED AS OF SEPTEMBER 16, 2005 (THE "AMENDED AND RESTATED SUBORDINATION AGREEMENT"), AMONG THE LOAN PARTIES, BANK OF AMERICA, AS THE SENIOR LENDER, THE SERVICER AND THE PURCHASER, TO THE INDEBTEDNESS AND OTHER LIABILITIES OWED BY, AND ALL OTHER OBLIGATIONS OF, THE LOAN PARTIES UNDER AND PURSUANT TO THE AMENDED AND RESTATED SENIOR CREDIT AGREEMENT AND EACH RELATED "LOAN DOCUMENT" (AS DEFINED THEREIN). THE SERVICER AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

                               FORM OF ASSIGNMENT

                    [To be signed only upon transfer of Note]

     For value received, the undersigned hereby sells, assigns and transfers unto the within Note, and appoints Attorney to transfer such Note on the books of DOVER SADDLERY, INC., a Delaware corporation, DOVER SADDLERY, INC., a Massachusetts corporation, and SMITH BROTHERS, Inc., a Texas corporation, with full power of substitution in the premises.

Date: ___________________


                                        ----------------------------------------
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Note)


Signed in the presence of


-------------------------------------

                                                                       EXHIBIT E

                         DOVER SADDLERY, INC. ("PARENT")
                  DOVER SADDLERY, INC. ("OPERATING COMPANY #1")
                  SMITH BROTHERS, INC. ("OPERATING COMPANY #2")

                                 [FILL-IN DATE]

[Name and Address of each Purchaser]

     Re: Compliance Certificate under the Amended and Restated Senior Secured
         Subordinated Note and Warrant Purchase Agreement dated September 16,
         2005

Ladies and Gentlemen:

     Please refer to that certain Amended and Restated Senior Subordinated Note and Warrant Purchase Agreement, dated as of September 16, 2005 (as same may be amended, restated, supplemented or otherwise modified from time to time and including all exhibits, attachments and appendices thereto, the "Amended and Restated Note and Warrant Purchase Agreement"), by and among Dover Saddlery, Inc. ("Parent"), Dover Saddlery, Inc. ("Operating Company #1"), Smith Brothers, Inc. ("Operating Company #2" and, together with Parent and Operating Company #1, the "Loan Parties"), the Servicer (as defined therein), and the Purchasers (as defined therein) from time to time a party thereto. Capitalized terms used in this certificate without definition shall have the meanings assigned to them in the Amended and Restated Note and Warrant Purchase Agreement.

     This is a certificate delivered pursuant to Section 7.1(e)(iii) of the Amended and Restated Note and Warrant Purchase Agreement with respect to compliance with certain covenants and other matters under the Amended and Restated Note and Warrant Purchase Agreement. The Chief Financial Officer of each of the Loan Parties has duly executed this certificate.

     1. I am the duly elected Chief Financial Officer of each of the Loan Parties and am familiar with the financial condition, operations, cash flows and other business of the Loan Parties and their respective Subsidiaries.

     2. I have reviewed the terms of the Amended and Restated Note and Warrant Purchase Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions, financial condition, operations, cash flows and other business of the Loan Parties and their respective Subsidiaries during and as of the end of the period(s) covered by this Certificate.

     3. The review described in paragraph 2 above did not disclose, and I am not otherwise aware of, any Default or Event of Default that existed as of or during the [Fiscal Year ending ____, 20__ [fill-in Fiscal Year for which the Certificate is being delivered in the case of a certificate being delivered in connection with Section 7.1(e)(i)]] [Fiscal Quarter ending ____, 20__ [fill-in Fiscal Quarter for which the Certificate is being delivered in the case of a certificate being delivered in connection with Section 7.1(e)(ii)]] [except for ____________ [fill-in reasonable detail as to any Default or Event of Default and the actions the Loan Parties or any Subsidiary has taken or proposes to take with respect to same]]

     4. Schedule A attached hereto provides a written narrative report by the management of the Loan Parties explaining material developments and trends in the Business and the provided financial statements.

     5. Schedule B attached hereto sets forth the computations, in reasonable detail, for all applicable covenants set forth in Section 7.3 of the Amended and Restated Note and Warrant Purchase Agreement.

     6. Except as set forth on Schedule C attached hereto, there are no actions, suits, proceedings, claims or investigations of any kind pending against the Loan Parties or any of their respective Subsidiaries or to the knowledge of the Loan Parties threatened before any court, arbitrator, tribunal or administrative agency, or board that, if adversely determined, could, either in any case or in the aggregate, be reasonably expected to have a Material Adverse Effect or which question the validity of the Amended and Restated Note and Warrant Purchase Agreement, any of the other Transaction Documents, or any action taken or to be taken pursuant thereto.

         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the undersigned has signed this certificate on behalf of the Loan Parties on this ___ day of _____________, ______.

                                        DOVER SADDLERY, INC. ("PARENT")


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Chief Financial Officer


                                        DOVER SADDLERY, INC. ("OPERATING
                                        COMPANY #1")


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Chief Financial Officer


                                        SMITH BROTHERS, INC. ("OPERATING
                                        COMPANY #2")


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Chief Financial Officer